Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	At Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES THE COMPLETION OF INITIAL STOCK REPURCHASE PROGRAM AND THE ADOPTION OF A NEW STOCK REPURCHASE PROGRAM

DECLARES REGULAR QUARTERLY CASH DIVIDEND

West Point, Georgia, April 22, 2014 – Charter Financial Corporation (NASDAQ: CHFN) announced that it has completed its initial stock buyback program and its board of directors has adopted a new stock repurchase program. Under the new repurchase program, the Company may repurchase up to 2,250,000 shares of its common stock, or approximately 10% of the current outstanding shares. The Company will initiate the new stock repurchase program following the release of the Company’s earnings around May 1, 2014.

Chairman and CEO Robert L. Johnson said, “Our solid financial position affords us the ability to repurchase our shares which currently trade at a discount to tangible book value per share. We believe that this use of capital, along with our quarterly dividend, provides excellent stockholder value.”

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to purchase any particular number of shares.

Exhibit 99.1

During the recently completed stock repurchase program, the Company purchased 571,577 shares at an average price of $10.78 per share.

The Company's board of directors also declared its regular quarterly cash dividend of $0.05 per share payable on May 28, 2014, to stockholders of record as of May 13, 2014.

Charter Financial Corporation is a savings and loan holding company and the parent of CharterBank, a growing full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in central West Georgia, East Alabama and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.

Forward-Looking Statements

This release contains “forward-looking statements” that may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.